UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 29, 2010
Citizens First Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-32041	38-3573852
(State or other	(Commission	(I.R.S. Employer
jurisdiction of	File Number)	Identification
incorporation)		Number)

525 Water Street, Port Huron, Michigan	48060
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (810) 987-8300
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d—2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02: Results of Operations and Financial Condition
Citizens First Bancorp, Inc.. ( the “Company”) reported a preliminary net loss for the year ended December 31, 2009 of $124.0 million, or ($15.26) per diluted share, compared with a net loss of $58.4 million, or ($7.29) per diluted share, for the year ended December 31, 2008.
Due to continued concerns about loan quality, the Company recorded a preliminary provision for loan losses of $26.8 million for the fourth quarter ended December 31, 2009, compared with $3.4 million during the same period of 2008. For the year ended December 31, 2009, the preliminary provision stood at $93.5 million compared to $36.2 million for the year ended December 31, 2008.
As a direct result of the Company’s ongoing troubled condition, the Company’s noninterest expense has also continued to rise. Noninterest expense increased primarily due to costs associated with the Company’s nonperforming assets, including preliminary charges of $932,000 and $7.6 million for the three and twelve months ended December 31, 2009, respectively, compared with $3.4 and $6.5 million during the same periods in 2008. FDIC insurance, increased by $1.6 million and $6.6 million, respectively, compared to the three and twelve months ended December 31, 2008. Additionally, the Company has experienced increases in its expenses associated with regulatory compliance and audits, as well as legal and consulting fees.
As reported in its amended September 30, 2009, Report of Condition and Income (“Call Report”) filed on January 5, 2010, the Company’s subsidiary, CF Bancorp (the “Bank”) had a Tier 1 Leverage Ratio of 1.64% as of September 30, 2009.
As reported in its December 31, 2009 CALL Report filed January 29, 2010, the Bank had the following capital ratios as of such date:

Total Risk Based Capital Ratio	0.57%

Tier 1 Risk-Based Capital Ratio	0.28%

Tier 1 Leverage Ratio	0.23%

The Company remains unable to file its Form 10-Q for the period ended September 30, 2009 and unable to file its restated Form 10-Q for the period ended June 30, 2009. The Company will complete these filings as soon as practicable.

Regulatory Developments
The Bank is presently operating under the terms of an informal memorandum of understanding (the “MOU”) with the Federal Deposit Insurance Corporation (the “FDIC”) and the State of Michigan Office of Financial and Insurance Regulation (“OFIR”). The Bank is in violation of its capital commitments under the MOU. Due to the continued deterioration of the Bank’s capital position and the increasing asset quality problems of the Bank, the Company expects the FDIC and OFIR to pursue formal enforcement action, in the form of a consent order (the “Consent Order”), against the Bank in the immediate future. The Company expects such Consent Order to require the Bank to take action to bring its capital ratios to a level significantly in excess of the nominal levels required for a bank to be considered well capitalized under applicable bank regulatory capital regulations as well as to take actions to materially reduce the Bank’s level of non-performing assets and otherwise correct deficiencies in the operation of the Bank. Further, the Company expects that the Consent Order will require the Bank to submit a capital plan, profit plan and merger plan to the FDIC and OFIR to restore the Bank’s capital level to an acceptable level, or to merge or sell the Bank with or to another financial institution.
On December 11, 2009, management determined that an additional material charge of approximately $8 million was required for other-than-temporary impairment of its collateralized mortgage obligations being held in the investment portfolio. The impairment was related to the quarter ended September 30, 2009. On December 17, 2009 the Company filed a Form 8-K to report this impairment.
As a consequence of the financial results reported in its amended September 30, 2009 Call Report filed on January 5, 2010, the FDIC notified the Bank by letter dated January 7, 2010, that it was “critically undercapitalized” within the meaning of the Federal Deposit Insurance Act (“FDI Act”) prompt corrective action (“PCA”) capital requirements (12 U.S.C. § 1831o), and directed the Bank to submit, as required by laws and regulations, a Capital Restoration Plan (“CRP”) to the FDIC by February 18, 2010. In addition, the FDIC directed the Bank in its January 7, 2010 letter to provide the FDIC with a summary of the specific steps to be taken by management to comply with the mandatory restrictions imposed upon the Bank due to its status as a critically undercapitalized institution as required under Section 38 of the FDI Act and the FDIC’s regulations.
Under the FDI Act, depository institutions that are “critically undercapitalized” must be placed into conservatorship or receivership within 90 days of becoming critically undercapitalized, unless the institution’s primary Federal regulatory authority (here, the FDIC) determines and documents that “other action” would better achieve the purposes of PCA. If such a determination is made that such other action would better achieve the purposes of PCA and such a depository institution remains critically undercapitalized during the last quarter ending one year after the institution became critically undercapitalized, the appropriate Federal banking agency must appoint a receiver for that institution unless it and the FDIC affirmatively can determine that, among other things, the institution has positive net worth and the agencies can certify that the depository institution is viable and not expected to fail.
The Company and the Bank are diligently continuing to work with their financial and professional advisers in seeking qualified sources of outside capital, and in achieving compliance with the requirements of the MOU and the expected formal Consent Order. There can be no assurance that the Company will be successful in obtaining outside additional capital within the time frames required by PCA. The Company and the Bank continue to consult with the FDIC and OFIR on a regular basis concerning the Company’s and Bank’s proposals to obtain outside capital and/or liquidate the Bank’s assets, and to develop action plans that will be acceptable to Federal regulatory authorities, but there can be no assurance that these actions will be successful, or that even if one or more of the Company’s and Bank’s proposals are accepted by the Company’s and Bank’s Federal regulators, that these proposals will be successfully implemented.
The preliminary consolidated balance sheets and statements of income are attached as Exhibit 99.
ITEM 7.01:
On February 4, 2010, the Company issued its results of operations and financial condition for and as of, respectively, the fiscal periods ended December 31, 2009, unaudited. The information is furnished as Exhibit No. 99.1 and incorporated herein by reference.
ITEM 9.01: Financial Statements and Exhibits
(d) Exhibits *

Exhibit No.	Description

99.1	Preliminary Consolidated Balance Sheets and Statements of Income*

*	Exhibits furnished pursuant to Item 2.02, are not deemed filed in accordance with Item 9.01.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 4, 2010	Citizens First Bancorp, Inc.
	By:	/s/ Marshall J. Campbell
Marshall J. Campbell
Chairman, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99	Preliminary Consolidated Balance Sheets and Statements of Income*

*	Exhibits furnished pursuant to Item 2.02, are not deemed filed in accordance with Item 9.01.